11. Statement re computation of per share earnings

                                                                       First quarter ended  First quarter ended
                                                                        December 31, 1998    December 31, 1997
                                                                        -----------------    -----------------

Net income in thousands                                                       $    3,783        $    1,096


Weighted average shares outstanding                                            7,780,105         7,667,227

Assumed exercise of stock options,
  weighted average of incremental shares                                          96,135           294,649

Assumed purchase of stock under stock
  purchase plan, weighted average                                                     --            32,706
                                                                               ---------         ---------

Diluted shares - adjusted weighted-average shares and
assumed conversions                                                            7,876,240         7,994,582
                                                                               =========         =========


Basic earnings per share                                                      $     0.49        $  0.14

Diluted earnings per share                                                    $     0.48        $  0.14